Exhibit 10.1

Leafly Announces Financial Results for the Nine Months Ended September 30, 2021

Total revenue up 14% for the nine-month period and 21% for the quarter ended September 30, 2021

SEATTLE, WA (November 29, 2021) -- Leafly Holdings Inc. (“Leafly” or the “Company”), one of the world’s leading cannabis discovery marketplaces and resources, today announced financial results for the three and nine months ended September 30, 2021. The Company generated $31.0 million in revenue for the nine-month period and $27.4 million in gross profit. For the quarter ended September 30, 2021, revenue grew 21% over the same period in 2020, representing a significant acceleration from the Company’s 11% year-over-year revenue growth for the six months ended June 30, 2021.

“Our successful results year-to-date, building on the momentum we have generated over the last year, are a testament to the power of our marketplace and the dedication of the skilled, rapidly growing Leafly team,” said Yoko Miyashita, Leafly Chief Executive Officer. “As we ramp up our next phase of growth, entering the public markets through our partnership with Merida Capital will facilitate significant investments in our brands platform, robust advertising tools, and unmatched insights and information – as well as reinforcing our leadership position in newly legal East Coast markets.”

Financial Highlights

●	Achieved year-to-date revenue of $31.0 million, representing a 14% increase compared to the nine months ended September 30, 2020.

●	Reported 88.5% gross margin on $27.4 million in gross profit, a 16% increase compared to the nine months ended September 30, 2020.

●	Total Ending Retail Accounts grew 40% to 4,769 from September 30, 2020.

●	For the nine months ended September 30, 2021, Retail revenue grew 12% while Brands revenue grew 23% over the prior year period. In the third quarter ended September 30, 2021, Retail revenue grew 15% year over year, while Brands revenue grew 51%.

Company Updates

●	Announced a definitive agreement for a business combination between Leafly and Merida Merger Corp. I, through which Leafly will become a public company and trade on the NASDAQ under the ticker symbol LFLY. We currently anticipate the transaction will close late in the fourth quarter of 2021.

●	Announced key leadership additions, including Suresh Krishnaswamy as Chief Financial Officer and Kimberly Boler as General Counsel. Last week, Leafly announced the appointment of Rebecca Warner, who brings more than 14 years of leadership experience in advertising sales and online marketplace growth, as the Company’s new SVP of Sales.

●	Introduced expanded advertising tools for Brands subscribers, including more robust reporting and insights, increased visual customization, increased catalog control, and top-of-page carousel placements within dispensary pages.

●	Launched an update to Leafly’s app allowing iPhone and iPad users to place pickup orders for cannabis products in legal state markets.

Cannabis Legalization Momentum

Support for cannabis legalization in the U.S. remains strong, with the most recent poll from Gallup showing 68% support for legalizing cannabis across the country. The support is bi-partisan, as evidenced by the recent introduction of the States Reform Act by Republican members of Congress, as well as the House's approval of the Marijuana Opportunity and Reinvestment Act, and the introduction of the Cannabis Administration and Opportunity Act by Senate Majority Leader Chuck Schumer.  At the state level, efforts to end prohibition continue to make progress, with New Jersey the latest to prepare for the launch of adult-use sales, in addition to recent license issuances expanding the medical market in the state.

Yoko Miyashita added, “We are encouraged to see continued legalization tailwinds across the U.S., particularly in East Coast markets where Leafly is the clear leader and we have tremendous growth opportunities. While our business model has demonstrated success within the country’s current legal framework, sustained legalization momentum provides meaningful upside to our growth trajectory.”

About Leafly

Cannabis discovery marketplace Leafly aims to help more than 125 million visitors discover cannabis this year. Our powerful ecommerce tools help shoppers make informed purchase decisions and empower cannabis businesses to attract and retain loyal customers through advertising and technology services. Learn more at Leafly.com or download the Leafly mobile app through Apple’s App Store or Google Play.

About Merida Merger Corp. I

Merida Merger Corp. I is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Cautionary Note Regarding Forward Looking Statements

This document includes “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). Merida’s and Leafly’s actual results may differ from its expectations, estimates and projections and consequently, you should not place undue reliance on these forward-looking statements as predictions of future events. These forward-looking statements generally are identified by the words “aspire,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “will be,” “will continue,” “will likely result,” “could,” “should,” “believe(s),” “predicts,” “potential,” “continue,” “future,” “opportunity,” “strategy,” and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Merida or Leafly management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (a) the risk that the benefits of the Business Combination may not be realized; (b) the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of Merida’s securities; (c) the failure to satisfy the conditions to the consummation of the Business Combination, including the failure of Merida’s stockholders to approve and adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 9, 2021 and amended on September 8, 2021, by and among Merida, Merida Merger Sub, Inc., a Washington corporation and wholly-owned subsidiary of Merida, Merida Merger Sub II, LLC, a Washington limited liability company and wholly-owned subsidiary of Merida, and Leafly or the failure of Merida to satisfy the Minimum Cash Condition (as defined in the Merger Agreement) following redemptions by its stockholders; (d) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (e) the outcome of any legal proceedings that may be initiated following announcement of the Business Combination; (f) the combined company’s continued listing on Nasdaq; (g) the risk that the proposed transaction disrupts current plans and operations of Leafly as a result of the announcement and consummation of the Business Combination; (h) costs related to the Business Combination; changes in applicable laws or regulations; (i) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (j) the impact of COVID-19 or other adverse public health developments; and (k) other risks and uncertainties that are detailed in Merida’s Registration Statement on Form S-4 (as amended, the “Registration Statement”) and as indicated from time to time in Merida’s other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Merida and Leafly caution that the foregoing list of factors is not exclusive. Merida and Leafly caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Merida nor Leafly undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Disclaimer

This document is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transaction and does not constitute an offer to sell, buy, or exchange or the solicitation of an offer to sell, buy, or exchange any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, purchase, or exchange of securities or solicitation of any vote or approval in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction between Merida and Leafly, Merida has filed with the SEC the Registration Statement. Merida plans to mail the definitive proxy statement/prospectus/consent solicitation statement included in the Registration Statement to its stockholders in connection with the Business Combination. INVESTORS AND SECURITYHOLDERS OF MERIDA ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION STATEMENT (AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LEAFLY, MERIDA, THE TRANSACTIONS AND RELATED MATTERS. Investors and securityholders will be able to obtain free copies of the Registration Statement (and any amendments or supplements thereto) and other documents filed with the SEC by Merida through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

Merida, Leafly, and certain of their respective directors, executive officers, and employees may be considered to be participants in the solicitation of proxies in connection with the Business Combination. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Merida in connection with the Business Combination, including a description of their respective direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above when it is filed with the SEC. Additional information regarding Merida’s directors and executive officers can also be found in Merida’s final prospectus dated November 4, 2019 and filed with the SEC on November 5, 2019. These documents are available free of charge as described above.

Condensed Consolidated Statement of Operations

	Nine Months Ended
Unaudited, $ in thousands	September 30,
	2021	2020
Revenue	$30,959	$27,102
Cost of revenue	3,565	3,573
Gross margin	27,395	23,529

Operating expenses
Sales and marketing	13,148	9,843
Product development	9,905	11,549
General and administrative	10,484	10,468
Total operating expenses	33,538	31,861
Loss from operations	(6,143)	(8,331)
Interest expense, net	(698)	(628)
Other expense, net	(39)	(18)
Net loss	$(6,880)	$(8,977)

Contacts

Media

Laura Morarity

laura.morarity@leafly.com

Investors

IR@leafly.com

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